SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On November 20, 2012, Charter Communications, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC (collectively, the “Underwriters”) and the selling stockholders named therein (collectively, the “Selling Stockholders”) for the sale of an aggregate 3,100,000 shares of Class A common stock, par value $0.001 per share, of the Company (the “Shares”) by the Selling Stockholders. The offering and sale of the Shares was made pursuant to a shelf registration statement on Form S-3, initially filed with the Securities and Exchange Commission on November 10, 2010 (No. 333-170530), and a prospectus supplement dated November 20, 2012. The Underwriting Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Company did not receive any proceeds from the sale of the Shares by the Selling Stockholders.
On November 27, 2012, the Selling Stockholders completed the sale of the Shares pursuant to the Underwriting Agreement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1
Underwriting Agreement, dated as of November 20, 2012, by and among Charter Communications, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and the Selling Stockholders named therein. *

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* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Date: November 27, 2012		Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1
Underwriting Agreement, dated as of November 20, 2012, by and among Charter Communications, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and the Selling Stockholders named therein. *

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* filed herewith